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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    July 18, 2002

UBIQUITEL INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30761	23-3017909
(State or Other Jurisdiction of Incorporation	(Commission File No.)	(IRS Employer Identification No.)
ONE WEST ELM STREET, SUITE 400, CONSHOHOCKEN, PENNSYLVANIA	19428
(Address of principal executive office)	(Zip code)

Registrant's telephone number, including area code:    (610) 832-3311

Not Applicable
(Former Names or Former Address, if Changed Since Last Report)

Item 5.    Other Events

        On July 17, 2002, UbiquiTel Inc. (the "Registrant") and its subsidiary, UbiquiTel Operating Company (the "Borrower"), entered into a Fourth Amendment to Credit Agreement by and among the Borrower, the Registrant, certain subsidiaries of the Registrant, BNP Paribas, as Administrative Agent and as Lead Arranger, and the several banks and other financial institutions from time to time parties to the Credit Agreement, which is attached hereto as Exhibit 10.36, and which amends the Credit Agreement dated as of March 31, 2000, as amended (the "Credit Agreement"), for the Borrower's $300 million senior credit facility. The amendment to the Credit Agreement primarily adjusts certain financial covenants, and provides for new financial covenants regarding minimum cash balance and minimum consolidated EBITDA and conditions regarding drawings under the $55.0 million revolving credit facility. The Registrant hereby incorporates by reference herein the information set forth in its press release dated July 18, 2002, a copy of which is attached as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

c)
Exhibits.    The following Exhibits are filed with this document.

Exhibit Number	Description

10.36	Fourth Amendment to Credit Agreement dated as of July 17, 2002 among UbiquiTel Inc., UbiquiTel Operating Company, the financial institutions party thereto from time to time and BNP Paribas as agent.
99.1	Press Release dated July 18, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITEL INC.
Date: July 18, 2002	By:	/s/ JAMES J. VOLK James J. Volk Chief Financial Officer

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  Item 5. Other Events
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES